SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):     May 29, 2007
webMethods, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-15681 (Commission File Number)	54-1807654 (I.R.S. Employer Identification No.)

3877 Fairfax Ridge Road South Tower Fairfax, Virginia (Address of Principal Executive Offices)		22030 (Zip Code)
Registrant’s telephone number including area code:     (703) 460-2500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Changes in Control of Registrant.
     As previously disclosed in a Form 8-K filed on April 6, 2007, webMethods, Inc. (the “Company”) entered into an Agreement and Plan of Merger dated April 4, 2007 (the “Merger Agreement”), between the Company, Software AG, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany (“Parent”), and Wizard Acquisition, Inc. a Delaware corporation and wholly-owned subsidiary of Parent (the “Purchaser”).
     Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer (the “Offer”) on April 18, 2007 to purchase all outstanding shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at a price of $9.15 per share, net to the seller thereof in cash, without interest, less any required withholding taxes, upon the terms and conditions set forth in the Offer to Purchase, dated April 18, 2007 (the “Offer to Purchase”).
     On May 16, 2007, Parent entered into a facility agreement (the “Facility Agreement”) with Commerzbank, as sole bookrunner; Commerzbank, Bayerische Hypo- und Vereinsbank Aktiengesellschaft, Landesbank Hessen Thüringen Girozentrale, Deutsche Bank Aktiengesellschaft, Sal. Oppenheim Jr. & Cie KGaA and IKB Deutsche Industriebank AG (Filiale Luxemburg), as arrangers and original lenders; and Commerzbank International S.A., as agent. A copy of the Facility Agreement is filed as Exhibit (b)(2) to the Purchaser’s Tender Offer Statement on Schedule TO-T/A filed with the Securities and Exchange Commission on May 21, 2007. Reference is made to such exhibit for a more complete description of the terms and conditions of the Acquisition Financing. Funds borrowed under the Facility Agreement will be used to purchase Shares validly tendered in the Offer and to complete the proposed merger between Purchaser and the Company.
     The initial period of the Offer expired at 12:00 Midnight, New York City time, on Friday, May 25, 2007. According to American Stock Transfer & Trust Company, the depositary for the Offer 53,107,722 shares were tendered pursuant to the Offer and not withdrawn, representing approximately 93.4% of all outstanding shares of Common Stock. Purchaser has accepted for payment all shares that were validly tendered and not withdrawn.
     On May 29, 2007, Purchaser commenced a subsequent offering period for all remaining untendered shares that will expire at 12:00 Midnight, New York City time, on Thursday, May 31, 2007. During the subsequent offering period, holders of shares who did not previously tender their shares into the Offer may do so and will promptly receive the same purchase price to be paid pursuant to the Offer of $9.15 per share, net to the seller in cash without interest, less any required withholding taxes. The procedures for accepting the Offer and tendering shares during the subsequent offering period are the same as those described for the Offer in the Offer to Purchase except that (i) guaranteed delivery procedures may not be used during the subsequent offering period and (ii) shares tendered during the subsequent offering period may not be withdrawn.
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) The Merger Agreement provides that promptly upon the acceptance for payment of any shares of Common Stock pursuant to the Offer, and from time to time thereafter (including, without limitation, upon acceptance of shares of Common Stock tendered during any subsequent offering period) and subject to compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14f-1 thereunder, Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the webMethods Board of Directors (the “webMethods Board”) as will give the Purchaser representation on the webMethods Board equal to the greater of (i) the product of (1) the total number of directors on the webMethods Board (after giving effect to any increase in the number of directors pursuant to this provision of the Merger Agreement) and (2) the percentage that the number of shares of Common Stock beneficially owned by the Purchaser (when combined with all shares of Common Stock beneficially owned by Software AG and its wholly-owned subsidiaries) bears to the total number of shares of Common Stock outstanding and (ii) the number of directors that, after their designation by the Purchaser, constitutes a majority of the webMethods Board, and webMethods shall in each case promptly increase the size of the webMethods Board or use its reasonable best efforts to secure the resignations of such number of directors as is necessary to provide the Purchaser with such level of representation and shall cause the Purchaser’s designees to be so elected or appointed.

     On May 29, 2007, the webMethods Board by written consent resolved to increase the number of directors constituting the webMethods Board from ten (10) to twenty-one (21), pursuant to the terms of the Company’s Certificate of Incorporation and Bylaws and to designate the following eleven (11) individuals to fill the newly created openings on the Board:

	Principal Occupation and Material Employment
Name	During the Past Five Years	Age

Katherine E. Butler	Katherine E. Butler has served as an attorney and member of management for Software AG, Inc since June 1998. Ms. Butler is also Senior Vice President and Secretary of Software AG, Inc. and a director of Software AG Funding, Inc. Ms. Butler is a United States citizen.	55

Jochen Deuse	Jochen Deuse has served as General Counsel for Software AG since October 2003. Since April 2007, Mr. Deuse has served as a director of SPL Software, Ltd. Mr. Deuse is a German citizen.	58

Mark Edwards	Mark Edwards has been an Executive Board member of Software AG since April 2003. Mr. Edwards joined Software AG in July 1999 as Managing Director of Software AG’s UK subsidiary, Software AG (UK) Limited, a position that he continues to hold. In February 2003, he was named to the post of Senior Vice President, and since 2004 he has managed Software AG’s North America, Northern Europe, Latin America and South Africa regions. Mr. Edwards is a British citizen.	51

Mathias Faust	Mathias Faust is Vice President of Global Integration Management at Software AG, a position he has held since April 2007. From 2003 to March 2007, Mr. Faust served as the Vice President of Human Resources at Software AG. From 2001 to 2003, Mr. Faust was employed at m+s Elektronik AG. Mr. Faust is a German citizen.	43

Wolfgang Fuss	Wolfgang Fuss is Vice President of Corporate Controlling at Software AG, a position he has held since June 2002. From April 1998 to May 2002, Mr. Fuss was a Corporate Controller at Software AG. Mr. Fuss is a German citizen.	41

Kenneth L. LeBon, Jr.	Kenneth L. LeBon, Jr. is Senior Counsel for Software AG, Inc., a position that he has held since 1999. Mr. LeBon has been a Vice President of CLF Partners, LLC since October 2005 and a Vice President of Critical Infrastructure Management Systems, Inc. since September 2002. Mr. LeBon is a United States citizen.	42

Markus Lehnert	Markus Lehnert is Vice President of Mergers and Acquisitions at Software AG, a position that he has held since June 2006. Prior to joining Software AG, Mr. Lehnert was a Vice President at Altium Capital. From 2000 to 2004, Mr. Lehnert was a member of the Mergers and Acquisitions group at Deutsche Bank. Mr. Lehnert is an Austrian citizen.	33

	Principal Occupation and Material Employment
Name	During the Past Five Years	Age

Jennifer M. Loudenslager	Jennifer M. Loudenslager is the Director of Corporate Accounting for Software AG, Inc., a position that she has held since March 2004. From August 1993 to March 2004, Ms. Loudenslager was the General Accounting Manager for Software AG, Inc. Since January 2003, Ms. Loudenslager has also managed the accounting operations of Software AG’s Canadian subsidiaries, SAGA Systems (Canada) Holdings, Ltd. and Software AG (Canada), Inc, and has served as the Treasurer for both since July 2005. Ms. Loudenslager has also been the Treasurer of Software AG Funding, Inc. since 2005. Ms. Loudenslager is a United States citizen.	40

Christine H. Schwab	Christine H. Schwab is the Corporate General Counsel of Software AG, a position that she has held since 1990. Ms. Schwab is a German citizen.	45

William Stanford Smith	William Stanford Smith is Senior Counsel for Software AG, Inc., a position that he has held since 2007. Since October 2002, Mr. Smith has been President of Community Ventures, Inc. Mr. Smith is a United States citizen.	43

Arnd Zinnhardt	Arnd Zinnhardt has been an Executive Board member and Chief Financial Officer of Software AG since May 2002, responsible for the Finance and Controlling, Global IT Services, Law, Administration, Internal Audit and M&A departments. From April 1998 to April 2002, Mr. Zinnhardt was a partner at BDO Deutsche Warentreuhand AG in Frankfurt. From 2001 to April 2002, Mr. Zinnhardt was the regional and office managing partner at BDO Deutsche Warentreuhand AG. Mr. Zinnhardt is a German citizen.	45
     None of the individuals listed above has, during the past five years, (i) been convicted in a criminal proceeding or (ii) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.
     None of Purchaser’s designees is a director of, or holds any position with, the Company. Parent and Purchaser have advised the Company that, to their knowledge, none of Purchaser’s designees beneficially owns any securities (or rights to acquire any securities) of the Company or has been involved in any transactions with the Company or any of its directors, executive officers or affiliates that are required to be disclosed pursuant to the rules of the SEC. Software AG and Purchaser have advised the Company that to their knowledge, none of Purchaser’s designees has any family relationship with any director, executive officer or key employees of the Company.
Item 8.01.  Other Events.
     On May 29, 2007, Software AG issued a press release relating to the change in control of the Company. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits

Exhibit 99.1	Press Release dated May 29, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.
By:	/s/ DAVID MITCHELL
	Name:	David Mitchell
	Title:	President and Chief Executive Officer

Date:  May 30, 2007

Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 29, 2007